Exhibit 10.64

Exhibit 10.64 as filed with 10-K	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SIXTH AMENDMENT TO LICENSING AND MARKETING AGREEMENT

This SIXTH AMENDMENT TO THE LICENSING AND MARKETING AGREEMENT (this “Sixth Amendment”) is made and entered into as of March 27, 2008 by and among Comcast STB Software DVR, LLC, Comcast Corporation, and TiVo Inc. (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Licensing and Marketing Agreement having an effective date of March 15, 2005 (the “Agreement”);

WHEREAS, the Parties have previously amended the Agreement via that certain First Amendment dated March 27, 2006, that certain Second Amendment dated October 23, 2006, that certain Third Amendment dated June 22, 2007, that certain Fourth Amendment dated August 27, 2007, and that certain Fifth Amendment dated February 15, 2008; and

WHEREAS, the Parties wish to further modify and amend the Agreement as explicitly set forth in this Sixth Amendment.

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Agreement.

1. MAINTENANCE AND SUPPORT. Sections 8.2(a) and 8.2(b) of the Agreement are hereby deleted in their entirety and replaced with the following:

“(a) Exhibit L sets forth the maintenance and support services to be provided by TiVo for the TiVo Experience Software and the TIMS Solution during the Term.

(b) Subject to payment by Licensee of the Annual M&S Fees set forth in Section 8.2(e) below, TiVo shall provide the maintenance and support services described in Exhibit L for the TiVo Experience Software and the TIMS Solution. For the sake of clarity, the Annual M&S Fee is in exchange for maintenance and support services associated with the TiVo Experience Software and the TIMS Solution. Collectively, these services are referred to as the “M&S Services”.”

2. EXHIBIT L. Exhibit L to the Agreement is hereby deleted in its entirety and replaced with Exhibit L attached hereto.

3. EFFECT OF AMENDMENT. Except as expressly modified herein, all other terms and conditions of the Agreement remain in full force and effect. Except as and to the extent amended hereby, the Agreement is hereby ratified and affirmed in all respects.

IN WITNESS WHEREOF, the undersigned Parties have caused this Sixth Amendment to be executed by their duly authorized representatives.

COMCAST CORPORATION		COMCAST STB SOFTWARE DVR, LLC		TIVO INC.

By:	/s/ Arthur R. Block	By:	/s/ James P. McCue	By:	/s/ Jeff Klugman
Name:	Arthur R. Block	Name:	James P. McCue	Name:	Jeff Klugman
Title:	Senior Vice President	Title:	President	Title:	Senior Vice President

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Exhibit 10.64 as filed with 10-K	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT L – MAINTENANCE AND SUPPORT

In accordance with the terms of the Agreement to which this Exhibit L is attached and into which it is incorporated by this reference, subject to payment of the Annual M&S Fees described in Section 8.2(e) of the Agreement, TiVo will provide maintenance and support services to assist Comcast with its deployment of the TIMS Solution and TiVo Experience Software. Provision of such services shall be in accordance with the following provisions.

1.	Software Fixes. TiVo shall provide Comcast with all bug fixes, patches, revisions, error corrections and similar software, documentation or other materials for the TiVo Experience Software and TIMS Solution. Any such deliverables shall be considered part of the TiVo Experience Software and TIMS Solution for the purposes of this Agreement and subject to all the rights and obligations of the parties with respect thereto.

2.	Supported Versions. TiVo will provide, [*] the services described in this Exhibit L in relation to any particular TiVo Release for up to [*] following acceptance of such release, regardless of whether TiVo makes subsequent Releases. Notwithstanding the foregoing, TiVo will support the [*] of each of the TiVo Experience Software and TIMS Solution, [*].

3.	Multivendor Coordination. TiVo will use commercially reasonable efforts to work with Comcast Vendors to resolve technical problems. When problems reported on TiVo products involve interactions with other Comcast Vendors’ products and Comcast has a support agreement (or similar agreement) with that vendor, TiVo will cooperate with such Comcast Vendor in the sharing of diagnostic information and in collaborating to provide a solution.

3A.	TiVo’s Dependence on Comcast and other Comcast Vendors. TiVo’s obligation to provide the support services on the timeframes described in Paragraph 5(c) of this Exhibit L is subject, to the extent necessary, to timely cooperation from Comcast and Comcast Vendors whose products interact with the TiVo Experience Software or TIMS Solution, as applicable, in order to reproduce and diagnose the problem. For the avoidance of doubt, lack of cooperation from Comcast or other Comcast Vendors will not relieve TiVo of its obligation to correct an Error (as defined below), and TiVo shall continue to comply with its obligations hereunder on the timeframes described in Paragraph 5(c) to the fullest extent possible in the absence of such cooperation, but thereafter, if and to the extent such lack of cooperation persists, TiVo’s obligation to comply with the response time requirements related to such Error shall be extended [*] based on the extent of the delay in such cooperation. Upon submission of any incident or Error report by Comcast, TiVo shall notify Comcast of any Comcast or Comcast Vendor cooperation that TiVo believes is necessary for it to correct such Error, and thereafter TiVo shall immediately notify Comcast (such notification in conformance with Paragraph 9, below) if it believes that it is not timely receiving any such cooperation from Comcast and/or Comcast Vendors. From time to time upon Comcast’s request, TiVo shall provide Comcast with additional information relating to the nature of the cooperation being sought, including its relevance to the Error in question.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	Consultations and Enhancements. TiVo shall consult with Comcast regarding its planned development of Updates and new Releases to the TiVo Experience Software and TIMS Solution. From time to time Comcast may provide to TiVo a list of material enhancements that Comcast requests be included in an Update or Release to the TiVo Experience Software or TIMS Solution. TiVo and Comcast will discuss the enhancements requested by Comcast for inclusion in an Update or Release in good faith.

5.	Software Errors. TiVo will correct [*] software bugs or errors in the TiVo Experience Software or TIMS Solution that cause the applicable Comcast Products to fail to operate in accordance with the agreed specifications during the Term (herein, an “Error”), in accordance with the following procedures:

a.	Notification. Comcast shall promptly notify TiVo of any Error and will provide TiVo with sufficient supporting information and materials reasonably requested by TiVo to verify, diagnose and correct the reported Error, all in accordance with the procedures to be established by the Parties pursuant to Paragraph 7 below.

b.	Incident Submission. An “incident” is defined as a single unexpected event with specific symptoms encountered while using the TIMS Solution or TiVo Experience Software. Support services will include action to verify the existence of an incident and to determine conditions under which the incident may recur.

c.	Response Time. The incident severity will determine the applicable response times for Errors in the TiVo Experience Software or TIMS Solution as defined in the following table:

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

L-2.

Type of Error	Description	Initial Response	Target Resolution
Priority 1 Error	High-impact problem in which a large number of Comcast customers are unable to use the relevant products. (e.g. TiVo Experience Software causes [*]) (e.g. TIMS Solution prevents [*])	[*]	Commence work [*] and will work on the problem [*] until the problem is resolved or a workaround is provided. During such period Comcast will be provided with periodic status reports.

Priority 2 Error	High-impact problem affecting a large number of Comcast customers, where the relevant products are functional, but in a significantly impaired fashion. (e.g. [*].) (e.g. [*])	[*]	Commence work [*] and will work on the problem [*] until the problem is resolved or a workaround is provided. During such period Comcast will be provided with periodic status reports.

Priority 3 Error	Important issue which does not significantly impact a significant number of customers or causes minor limitations to functionality of the relevant products. (e.g. [*].) (e.g. [*])	[*]	Work on the problem during normal business hours until the problem is resolved or a workaround is established and installed.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

L-3.

Priority 4 Error	Issue requires no further action beyond monitoring for follow-up if needed. (e.g. TiVo Experience Software causes [*].) (e.g. TIMS Solution causes [*])	N/A	TiVo support personnel will document issue and incorporate into subsequent Releases of support materials and software.

d.	Implementation. Once TiVo has created a fix or workaround to the Error, the Parties will develop a mutually agreed plan to (i) incorporate such fixes or workarounds into new production units of the applicable Comcast Products and (ii) download such fixes to existing Comcast Products.

e.	Incident Resolution. An incident will be considered resolved when TiVo and Comcast mutually agree that it has been resolved to the reasonable satisfaction of the Parties. TiVo shall provide Comcast with [*] access to the date and time of incidents reported to TiVo, including the severity level, resolution date and time and software patch revision or new version required or other resolution. [*].

f.	Breach of Warranty. Failure by TiVo to perform in accordance with the process described in this Paragraph 5 for the TiVo Experience Software will be considered a breach of the warranties set forth in Section 15.2(f) of the Agreement, and Comcast will have the remedies defined in the Agreement for a breach of Section 15.2(f) in addition to the remedies set forth in Paragraph 6 below.

g.	Dispute Resolution. In the event of a dispute regarding whether there is an Error, or whether cooperation from Comcast or a Comcast Vendor is necessary with respect to correcting such Error, or whether Comcast or a Comcast Vendor has failed to provide any such necessary cooperation, or whether TiVo has failed to promptly perform any such correction, Comcast and TiVo will immediately communicate such dispute to the appropriate business/project manager when such Party becomes aware of the dispute. If such business/project managers cannot mutually resolve such dispute [*], then such dispute will be immediately referred to the senior executive management of each Party for discussion and resolution. If the respective senior executive management teams of the Parties are not able to agree on a resolution [*] after such escalation, either Party may elect for the dispute to be resolved pursuant to the arbitration provisions of Section 34 of the Agreement.

6.	Remedies.

a.

Failure to Perform Services. Without limiting Paragraph 5(f) above, with respect to Errors in the TiVo Experience Software, if TiVo fails to perform in accordance with the initial response and target resolution responsibilities set forth in

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

L-4.

Paragraph 5(c) above, upon notice to TiVo thereof, Comcast [*]. With respect to Errors in the TIMS Solution, if TiVo fails to perform in accordance with the initial response and target resolution responsibilities set forth in Paragraph 5(c) above, upon notice to TiVo thereof, (i) [*], (ii) [*], (iii) [*] in the subsequent [*], provided, however, that in the event there is [*] and (iv) in the event that such failure is occurring [*]. For the sake of clarity, (x) if TiVo’s failure to perform relates to its initial response responsibilities, [*] and (y) in no case will Comcast [*].

b.	Uncorrected Priority 1 Errors in TiVo Experience Software. If any Priority 1 Error occurs with respect to the TiVo Experience Software and such Error remains uncorrected [*] after Comcast’s initial notice to TiVo thereof (regardless of whether or not TiVo is performing its support and maintenance obligations pursuant to this Exhibit L with respect thereto): (i) such uncorrected Error shall constitute a material breach of TiVo’s support and maintenance obligations for purposes of Section 19 of the Agreement only (and not for any other section of the Agreement, including Section 24.2 of the Agreement), entitling Comcast at any time thereafter (while such Error remains uncorrected) to give written notice thereof pursuant to Section 19.3 of the Agreement and thereby commence the [*] cure period contemplated thereby in order for [*], and (ii) Comcast shall have the right to [*] with respect to those Comcast Systems affected by such Error (including any [*]), in which event Comcast’s [*] and the proportion of Comcast Systems affected thereby. The foregoing remedies shall constitute Comcast’s sole and exclusive remedies for any failure by TiVo to correct a Priority 1 Error with respect to the TiVo Experience Software provided that TiVo is performing its support and maintenance obligations pursuant to this Exhibit L with respect thereto, but neither the availability of such remedies nor Comcast’s exercise thereof [*] shall relieve TiVo of its support and maintenance obligations pursuant to this Exhibit L with respect to such Error or any other Error or any of its other obligations under the Agreement (or preclude Comcast from pursuing any and all available remedies with respect to any breach of any such obligations).

c.	Uncorrected Priority 1 Errors in TIMS Solution. If any Priority 1 Error occurs with respect to the TIMS Solution and such Error remains uncorrected [*] after Comcast’s initial notice to TiVo thereof (regardless of whether or not TiVo is performing its support and maintenance obligations pursuant to this Exhibit L with respect thereto): (i) Comcast shall have the right to suspend [*] with respect to those Comcast Systems affected by such Error for the duration of the Error, (ii) Comcast will not be required to [*] and (iii) TiVo will [*] provided, however, that in the event there is [*] and (iv) in the event that such Priority 1 Error is occurring [*]. For the sake of clarity, in no case will Comcast [*]. The foregoing remedies shall constitute Comcast’s sole and exclusive remedies for any failure by TiVo to correct a Priority 1 Error with respect to the TIMS Solution provided that TiVo is performing its support and maintenance obligations pursuant to this Exhibit L with respect thereto, but neither the availability of such remedies nor Comcast’s exercise thereof shall relieve TiVo of its support and maintenance obligations pursuant to this Exhibit L with respect to such Error or any other Error or any of its other obligations under the Agreement (or preclude Comcast from pursuing any and all available remedies with respect to any breach of any such obligations).

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

L-5.

7.	Availability. TiVo shall provide [*] technical support (via telephone, fax and e-mail) [*] regarding use of the TiVo Experience Software and TIMS Solution and resolution of Errors related thereto. The Parties shall establish reasonable procedures for Comcast’s access to such technical support, including for the submission of incident and Error reports and information related thereto.

8.	Comcast Obligations. In connection with TiVo’s obligation to provide the support services described in this Exhibit L, Comcast shall perform the following:

a.	Comcast will work with TiVo to provide advance notice and to plan for events that may affect the utilization support services including but not limited to plans for product rollouts, marketing promotions, and technology upgrades.

b.	Comcast will provide [*] assistance to TiVo requesting cooperation from Comcast Vendors to enable TiVo to provide its own testing facility, which may include Headend and set top box configurations.

c.	Comcast will authorize [*] remote access to Comcast systems for TiVo support personnel in order to resolve problems and perform other support activities.

d.	Comcast shall establish a process within Comcast’s organization for controlling the submission of incidents and to set the initial priority (1 through 4) for new issues and can request a change in severity at any time. The table below identifies severities that may be assigned to an incident and Comcast responsibilities at each level:

Type of Error (per Paragraph 5(c))	Comcast Responsibilities

Priority 1 Error	Commit sufficient resources to provide additional information and support [*] of TiVo’s request. Make reasonable efforts to apply suggested solutions immediately upon receipt.

Priority 2 Error	Begin the process required to provide additional information and resources to resolve the problem [*] of TiVo’s request. Make reasonable efforts to apply the solution provided by TiVo within one day of receipt.

Priority 3 Error	Monitor and respond as necessary in order for TiVo to fulfill its obligations.

Priority 4 Error	Monitor as necessary in order for TiVo to fulfill its obligations.

e.	Comcast will [*] perform problem determination activities as requested by TiVo. Problem determination activities may include performing network traces, capturing error messages, and collecting configuration information.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

L-6.

9.	Notices. Except for incident and Error reports by Comcast pursuant to Paragraph 5(a) above (which shall be submitted in accordance with procedures to be established by the Parties as provided in Paragraph 7 above, provided that until such procedures are established submission in accordance with this Paragraph 9 shall also be effective), all notices, reports and other communications given by a Party pursuant to this Exhibit L shall be in writing and delivered personally, by certified or registered U.S. mail, postage prepaid and return receipt requested, facsimile transmission (with electronic confirmation of receipt), nationally recognized overnight delivery service (with next day delivery specified) or electronic mail (with electronic confirmation of receipt) to the other Party’s business/project manager in accordance with the applicable contact information provided by such Party for such business/project manager. Such notice, report or other communication shall be deemed to be effectively given and received as provided in Section 28.4 of the Agreement (with electronic mail treated the same as facsimile transmission).

L-7.